UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2017

EMC INSURANCE GROUP INC.
(Exact name of registrant as specified in its charter)

Iowa	0-10956	42-6234555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

717 Mulberry Street, Des Moines, Iowa	50309
(Address of principal executive offices)	(Zip Code)

(515) 345-2902
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 3, 2016, EMC Insurance Group Inc. (the "Company") filed a Form 8-K to report that the Inter-Company Committees of the boards of directors of the Company and Employers Mutual Casualty Company (Employers Mutual), the Company’s parent organization, approved changes to the inter-company reinsurance program between the Company's reinsurance subsidiary and Employers Mutual for calendar year 2017, and to the inter-company reinsurance program between the Company's three insurance subsidiaries in the property and casualty insurance segment and Employers Mutual for calendar year 2017. Final regulatory approval of the reinsurance programs was received during December 2016, and the reinsurance agreements were formally executed on January 3, 2017. The reinsurance agreements are filed as Exhibits 10.1.4 and 10.1.5.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1.4	Aggregate Catastrophe Excess of Loss and Per Occurrence Catastrophe Excess of Loss Reinsurance Contract
10.1.5	Semi-Annual Aggregate Catastrophe Excess of Loss Reinsurance Contract

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, on January 4, 2017.

EMC INSURANCE GROUP INC.
Registrant

/s/ Mark E. Reese
Mark E. Reese
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1.4	Aggregate Catastrophe Excess of Loss and Per Occurrence Catastrophe Excess of Loss Reinsurance Contract
10.1.5	Semi-Annual Aggregate Catastrophe Excess of Loss Reinsurance Contract